Exhibit 99.1

STW Resources Holding Corp names Lee Maddox as its new Chief Operating Officer.

STW Resources’ new COO launches aggressive business development plan.

MIDLAND, Texas, October 24, 2012 /PRNewswire/ -- STW Resources Holding Corp. (OTC QB: STWS), a water reclamation services company is pleased to announce Lee Maddox as their Chief Operating Officer.

Lee Maddox, a West Texas native, received his B.A. in Marketing from Texas Tech University.  Mr. Maddox has served as an account executive and risk manager for multiple oil and gas operators and service contractors for 15 years, earning the designation of Certified Risk Manager.  Lee was promoted to Vice President and received numerous awards for his leadership in sales and as a team leader with individual annual sales of $10,000,000. He has been a partner and manager in several Oil and Gas service companies including Viper Products and Services and Black Wolf Enterprises.  Lee has an extensive knowledge of oilfield service businesses and a broad network of contacts within the oil and gas industry.

“This is an exciting time to be a part of STW.  The business model, combined with the real world engineering experiences of our technology partners has positioned  STW to  be a leader in the oil and gas water reclamation market place,” stated Lee Maddox. “We have an aggressive growth strategy based on leveraging our existing oil industry relationships, while forming strategic alliances with producers and service companies.  Through extensive research and development, STW and its engineering partners have designed several water processing systems which can clean our customer’s water to specifications at the lowest cost, thus making our process a valuable alternative to using  fresh water resources for drilling and fracking operations. Our flexibility allows us to look at each opportunity to formulate a strategy which meets both STW’s and our customer needs,” Mr. Maddox added.

About STW Resources Holding Corp.

STW Resources Holding Corp. ("STW Resources"), Midland, Texas, provides customized water reclamation services. STW Resources' core expertise is an understanding of water chemistry and its application to the analysis and remediation of complex oil and gas water reclamation projects as well as municipal projects. STW Resources provides a complete solution throughout all phases of a water reclamation project, including financial, chemistry analysis, design, construction, evaluation, implementation and operations. For more information, go to: www.stwresources.com.

About Bob J. Johnson and Associates

Headquartered in Houston, Texas, with offices in West Texas, Central Texas and North Texas, Bob Johnson & Associates is a full-service water treatment company with 36 years of experience in water treatment systems with a full range of capabilities, from equipment to chemical solutions to treat water & wastewater. Services include complete system design, engineering, fabrication and system construction, on-site installation and service after the sale, including maintenance contracts and extended warranties. The company serves municipal, industrial, commercial, and residential markets in Texas, throughout the United States and around the World. From research to design, from fabrication to commissioning, from sales to service, the Bob Johnson name has come to be synonymous with reliable water treatment systems. For more information, visit: http://www.bjja.com/

Forward-Looking Statements

This news release contains forward-looking statements about our business, or financial condition and prospects that reflect our assumptions and beliefs based on information currently available. Risks include the company's ability to secure contractual arrangements with oil and gas lease operators included in pilot programs, and other potential customers negotiating with STW Resources. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. There may be other risks and circumstances that we are unable to predict. When used in this news release, words such as "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including risks discussed in the company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements, except as required by law.

Contact Information:

Stanley Weiner or Lee Maddox
STW Resources Holding Corp.
432-686-7777
stw@stwresources.com

Richard Stern
Media Relations – New York
Stern & Company
+1 212-888-0044
richstern@sternco.com

Alison Simard
Media Relations – Los Angeles
Stern & Company
+1 323-650-7117
arsimard@sternco.com